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                                                                    EXHIBIT 10.5


                                                                           DRAFT

                        TRANSITIONAL SERVICES AGREEMENT

         This AGREEMENT, entered into and effective as of the ____ day of ____________, 1998 (the "Effective Date"), by and between E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation, with its principal place of business at 1007 Market Street, Wilmington, Delaware 19898 ("DuPont"), and Conoco Inc., (formerly known as Conoco Energy Company) a Delaware corporation, with its principal place of business at 600 North Dairy Ashford, Houston, Texas 77079 ("Conoco") (Conoco and DuPont are at times referred to herein individually as a "Party" and collectively as the "Parties").

         Whereas, prior to the initial public offering (IPO) of Conoco (pursuant to the Restructuring, Transfer and Separation Agreement as of even date herewith) DuPont has heretofore provided certain Transitional Services (as hereinafter defined) to Conoco and Conoco has heretofore provided certain Transitional Services to DuPont; and

         Whereas, DuPont and Conoco have both requested from each that certain such services continue pursuant to this Agreement; and

         Whereas, DuPont and Conoco agreed to provide or caused each other to be provided with these services on terms and conditions set forth herein.

         Subject to the terms, conditions, covenants and provisions of this Agreement, DuPont and Conoco mutually covenant and agree as follows:

                                   ARTICLE 1
                               SERVICES PROVIDED

         1.01 Transitional Services. (a) Upon the terms and subject to the conditions set forth in this Agreement, DuPont or Conoco as the case may be (hereinafter the "Service Provider") will provide to DuPont or Conoco as the case may be (hereinafter the "Service Receiver") those administrative and support services listed in Appendix A and B attached hereto (hereinafter referred to individually as a "Transitional Service", and collectively as the "Transitional Services"), during the time period for each Transitional Service set forth on Appendix A or B, (hereinafter referred to as the "Time Periods" for all of the Transitional Services, and the "Time Period" for each Transitional Service).

                 (b) Service Provider shall perform the Transitional Services exercising the same degree of care as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions. Nothing in this Agreement shall require Service Provider to favor Service Receiver over Service Provider's businesses or those of any of its affiliates, subsidiaries or divisions.
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                 (c)  In no event shall Service Receiver be entitled to any new service or to increase its use of any of the Transitional Services above that level of use specified in the Appendices without the prior written consent of Service Provider, which consent may be withheld by Service Provider for any or no reason in its sole and absolute discretion. Service Provider shall not be required to provide Service Receiver extraordinary levels that are above the ordinary levels which existed prior to the Effective Date of Transitional Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made after the Effective Date by Service Provider.

                 (d) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transitional Services, Service Receiver agrees that the Transitional Services provided by third parties shall be subject to the terms and conditions of any agreements between Service Provider and such third parties.

                 (e) The Parties acknowledge and agree that in respect of Transitional Services performed outside the United States the Service Provider and Service Receiver will in most cases not be DuPont or Conoco but one of their respective subsidiary corporations (after implementation of the Restructuring, Transfer and Separation Agreement). The obligations of DuPont and Conoco hereunder in such situations will not be to provide or receive such Transitional Services themselves but rather to use their best efforts to require such subsidiaries to (i) provide or receive such services, as the case may be, on the same terms and conditions as set out in this Transitional Services Agreement and (ii) enter into agreements to provide or receive such services, as the case may be, mutatis mutandis in form and substance the same as this Transitional Services Agreement except to the extent it is necessary or appropriate to modify such agreements to comply with local laws.

         1.02 Representatives. DuPont and Conoco shall each nominate a representative to act as the primary contact person for the provision of all of the Transitional Services (collectively, the "Primary Coordinators"). The initial Primary Coordinators shall be ____________________ for Conoco and ____________________ for DuPont. The initial coordinators for each Party for each Transitional Service shall be the individuals named in the description of such Transitional Service in Appendix A or B (the "Service Coordinators").
Each Party shall advise the other Party in writing of any change in the Primary Coordinators and any Service Coordinator. DuPont and Conoco agree that all communications relating to the provision of the Transitional Services shall be directed to both the respective Service Coordinators and Primary Coordinators for such Transitional Service.

         1.03 Personnel. (a) In providing the Transitional Services, Service Provider, as it deems necessary or appropriate in its sole discretion, may (i) use its personnel or that of its affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other Service Provider businesses or are reasonably necessary for the efficient performance of any of the Transitional Services.

                 (b) Service Receiver agrees that in the provision of the Transitional Services, Service Provider shall be entitled to use a reasonable amount of the services of those former



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employees of Service Provider, who will be employed by Service Receiver as a result of the initial public offering of Conoco, which employees shall be made available by Service Receiver to Service Provider for this purpose for consideration, to be agreed provided, that Service Provider's use of such employees shall not unreasonably interfere with the duties of such employees for Service Receiver.

         1.04 No Obligation to Continue to Use Transitional Services. (a) Service Receiver shall have no obligation to continue to use any of the Transitional Services and may delete any Transitional Service by providing to Service Provider the written notice described in subsection (b) below. If any Transitional Service is terminated by Service Receiver, Service Provider shall have the option, in its sole and absolute discretion, to discontinue any related Transitional Services (as specified in Appendix A or B) by providing written notice to Service Receiver.

                 (b) For the purposes of this Section, unless otherwise specifically set forth in Appendix A or B as the case may be, written notice of the termination of a Transitional Service must be provided by Service Receiver prior to the fifteenth (15th) day of a calendar month with such notice to be effective as of the last day of the following calendar month.

                 (c) If any Transitional Service is terminated by Service Receiver as described herein, Service Receiver does not have the right to unilaterally reinstitute such Transitional Service.

         1.05 Service Provider Access. To the extent reasonably required for Service Provider's personnel to perform the Transitional Services, Service Receiver shall provide Service Provider's personnel with access to its equipment, office space, plants, and any other areas and equipment necessary for the provision of the Transitional Services; provided, that such access shall not unreasonably interfere with Service Receiver's conduct of its business.

                                   ARTICLE 2
                                  COMPENSATION

         2.01 Consideration. As consideration for the Transitional Services, Service Receiver shall pay to Service Provider the amount specified for each Transitional Service as set forth in Appendix A or B as the case may be. If the amount to be paid for any Transitional Service is described in Appendix A or B as "cost", the use of the term "cost" does not mean Service Provider's cost to provide that Transitional Service, but the cost to Service Receiver to receive such Transitional Service from Service Provider. Upon the termination of any Transitional Service in accordance with Section 1.04 above, the compensation to be paid under this Section 2.01 shall be reduced by the amount specified for such terminated Transitional Service.



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         2.02  Taxes.

                 (a) Income, Profits, and Capital Gains Taxes. Service Provider shall pay all income and profits taxes and taxes on capital gains, and related fines, penalties and interest thereon assessed or levied against Service Provider by any government authority or any political subdivision thereof or by the government of any other country against Service Provider or Service Provider's subcontractors in respect of the Transitional Services performed under this Agreement.

                 (b) Other Taxes. All other taxes (other than those specified in 2.02(a) above), assessed on the provision of Transitional Services shall be paid by Service Receiver.

         2.03 Invoicing and Payment. (a) Service Receiver shall initiate payment of all undisputed amounts contained in Service Provider's invoices within 30 days after receipt thereof less any amount Service Receiver is required by law to withhold or deduct. Such payment shall not prejudice Service Receiver's right to subsequently dispute any part of an invoice. In the event Service Receiver disputes an item billed, Service Receiver shall, within 60 days of receipt of Service Provider's invoice, notify Service Provider of the item in dispute, specifying Service Receiver's complaint. Service Receiver may withhold payment of items in dispute without interest until the dispute is resolved. The undisputed amount, however, shall be paid without delay.

                 (b) Where applicable, Service Receiver and Service Provider shall agree in advance on the gross lump sum amount to be charged or the "cost" for the services to be provided, as specified in Appendix A or B, inclusive of charges, overheads, handling fees and mark ups. These sums will then be calculated and apportioned on a monthly basis and submitted by Service Provider to Service Receiver as described above. In those areas where work cannot be agreed on a lump sum basis, the variable basis (described in terms of readily identifiable metrics) of billing and the required supporting documentation shall be agreed as part of the service description. Such documentation will be retained by Service Provider for a reasonable period subject to verification by Service Receiver upon audit.

                 (c) Service Receiver, billing address and addressee shall be set forth in Appendix A or B as the case may be.

                 (d) If any payment is not paid when due, Service Provider shall have the right, without any liability to Service Receiver, or anyone claiming by or through Service Receiver, to immediately cease providing the Transitional Service(s) for which payment has not been made until the payment in full of all such payments, which right may be exercised by Service Provider in its sole and absolute discretion and shall not affect Service Provider's right or ability to terminate this Agreement as set forth in Article 5 below.

         2.04 Audits: Each Party, at its sole cost and expense, shall have the right to audit the other Party's books of account and other records pertaining to the cost of Transitional Services (including invoiced and reimbursed costs) pursuant to this Agreement for a period of twenty-



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four (24) months following the end of the calendar year in which such
Transitional Services were rendered.

                                   ARTICLE 3
                      LIMITATION OF LIABILITY AND WARRANTY

         3.01 Transitional Services. (a) In the absence of gross negligence or reckless or willful misconduct on Service Provider's part, and whether or not it is negligent, Service Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the Transitional Services to Service Receiver. Notwithstanding anything to the contrary contained herein, in the event Service Provider commits an error with respect to or incorrectly performs or fails to perform any Transitional Service, at Service Receiver's request, Service Provider shall use reasonable efforts to correct such error, re-perform or perform such Transitional Service; provided, that Service Provider shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Transitional Service in question.

                 (b) Service Provider's liability for damages to Service Receiver for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, gross negligence or willful misconduct, shall be limited to the payments made hereunder for the specified Transitional Service that allegedly caused the damage during the period in which the alleged damage was incurred by Service Receiver. In no event shall Service Provider be liable for any damages caused by Service Receiver's failure to perform Service Receiver's responsibilities hereunder. Service Provider will not be liable to Service Receiver for any act or omission of any other entity (other than due to a default by Service Provider in any agreement between Service Provider and such other entity) furnishing any Transitional Service

                 (c) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR AT LAW OR IN EQUITY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR REGARDING THE PROVISION OF OR THE FAILURE TO PROVIDE THE TRANSITIONAL SERVICES.

                                   ARTICLE 4
                                CONFIDENTIALITY

         4.01 Obligation. (a) In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the other Party, each Party shall hold in confidence and not disclose to any third party (i) any confidential information received by it from the other Party during the provision of the Transitional Services, including, without limitation, information which is not related to the Transitional Services; and (ii) with



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regard to Service Receiver, the specific terms, conditions and information contained in this Agreement and any attachment hereto.

                 (b) Each Party agrees that it shall only use the confidential information received by it from the other Party in connection with the provision or receipt of the Transitional Services, and for no other purpose whatsoever.

                 (c) For the purposes of this Agreement, confidential information shall not include information:

                          (i)  which is or becomes part of the public domain
other than through breach of this Agreement or through the fault of the receiving Party;

                          (ii)  which is or becomes available to the receiving
Party from a source other than the disclosing Party, which source has no obligation of confidentiality to the disclosing Party in respect thereof;

                          (iii)  which is required to be disclosed by law or
governmental order; or

                          (iv)  the disclosure of which is mutually agreed to
by the Parties.

         4.02 Effectiveness. The foregoing obligation of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of twenty (20) years after the termination or expiration of this Agreement.

         4.03 Care and Inadvertent Disclosure. With respect to any confidential information, each Party agrees as follows:

                 (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

                 (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other Party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of Article 3 above, such other Party shall be entitled to pursue any other remedy which may be available to it.




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                                   ARTICLE 5
                              TERM AND TERMINATION

         5.01 Term. This Agreement shall become effective on the Effective Date and shall remain in force until the expiration of the longest Time Period (plus any extension in accordance with the provisions of Section 5.02 below) unless all of the Transitional Services are terminated by Service Receiver in accordance with Section 1.04 above, or this Agreement is terminated under
Section 5.03, 7.07 or 7.11 below prior to the end of such period.

         5.02 Extension. Subject to the earlier termination of this Agreement in accordance with Section 5.03, 7.07 or 7.11 below, Service Receiver may extend each Time Period for one (1) additional thirty (30) day period by providing Service Provider with at least forty-five (45) days' prior written notice before the end of the Time Period in question.

         5.03 Termination. (a) If a Party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under any applicable Transitional Service (other than as described in subsection (b) below), the other Party (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate any affected Transitional Service if such failure or default is not cured within forty five (45) days of such written notice. If any failure or default so specified is not cured within such forty five (45) day period, the Non-Defaulting Party may elect to immediately terminate the affected Transitional Services; provided, however, that if the failure or default relates to a good faith dispute by the Defaulting Party, the Non-Defaulting Party may not terminate any such Transitional Service pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

                 (b) Either Party may immediately terminate this Agreement by written notice to the other Party without any prior notice upon the occurrence of any of the following events:

                          (i)  the other Party enters into proceedings in
bankruptcy or insolvency;

                          (ii)  the other Party shall make an assignment for
benefit of creditors;

                          (iii)  a petition shall be filed against the other
Party under a bankruptcy law, a corporate reorganization law, or any other law for relief as a debtor (or similar law in purpose or effect); or

                          (iv)  the other Party enters into liquidation or
dissolution proceedings.

         5.04 Administrative and Support Services. (a) Service Receiver acknowledges that Service Provider is providing the Transitional Services as an accommodation to Service Receiver to allow Service Receiver a period of time to obtain its own administrative and support



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
services for its businesses. During the term of this Agreement, Service Receiver agrees that it shall take all steps necessary to obtain its own administrative and support services prior to the expiration of the Time Period for each other Transitional Service.

                 (b) SERVICE PROVIDER SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES) TO SERVICE RECEIVER, OR TO ANYONE CLAIMING BY OR THROUGH SERVICE RECEIVER, FOR SERVICE PROVIDER'S CEASING TO PROVIDE (OR HAVE A THIRD PARTY PROVIDE) ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THE TIME PERIOD (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH
SECTION 5.02). SERVICE RECEIVER SHALL HOLD SERVICE PROVIDER HARMLESS AND WAIVES ANY AND ALL RIGHTS, AT LAW OR IN EQUITY, THAT IT MAY HAVE TO BRING ANY SUIT, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, OR TO ANY CLAIMS, DAMAGES, LOSS, COSTS (INCLUDING ATTORNEY FEES), ACTIONS, OR LIABILITY AGAINST SERVICE PROVIDER OR SERVICE PROVIDER'S EMPLOYEES, AGENTS, ASSIGNEES, SUBSIDIARIES OR AFFILIATES ARISING OUT OF SERVICE PROVIDER'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THE TIME PERIOD (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH SECTION 5.02) FOR SUCH TRANSITIONAL SERVICE OR THE TERMINATION OF THIS AGREEMENT.

         5.05 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the Parties, the following obligations shall survive the termination of this Agreement: (a) for the period set forth therein, the obligations of each Party under Articles 4, 5 and 6, and (b) Service Provider's right to receive the compensation for the Transitional Services provided, and reimbursement of the costs and expenditures described in
Section 2.01 above incurred, prior to the effective date of termination.

         5.06 Conditions. Consummation of the transactions and Appendices provided in this Agreement are conditioned upon and shall only be effected after, (i) the final approval of the Separation, the Restructuring (as such terms are defined in the Restructuring, Transfer and Separation Agreement), and the IPO by the Board of Directors of DuPont and (ii) the closing of the IPO.



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                                   ARTICLE 6
                                  INDEMNITIES

         6.01 Indemnity by Service Receiver. Subject to the limitation set forth in Article 3.01(c) above, Service Receiver shall indemnify, defend and hold Service Provider harmless against any and all claims, liabilities, damages losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties arising out of any injury or death, and any loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to the operations and activities of Service Receiver, except for losses, liabilities, obligations, costs, expenses or damages which are the direct and sole result of gross negligence or willful misconduct of the personnel of Service Provider and/or any contract personnel who are managed and directed by Service Provider.

         6.02 Indemnity by the Parties for Claims by Employees. Service Provider and Service Receiver mutually agree to defend, indemnify and hold harmless each other from and against any and all claims or causes of action for injury to or death of their respective employees which may arise in connection with the performance of this Agreement, regardless of the cause or reason thereof, and regardless of the negligence of the other.

         6.03 Term of Indemnity and Filing of Actions. The indemnities contained in this Article shall survive for a period of three (3) year after the termination of this Agreement for any reason, and any claim for indemnity under this Article must be made by written notice to the indemnifying Party within one (1) year after the discovery thereof.

                                   ARTICLE 7
                                 MISCELLANEOUS

         7.01 Amendments. This Agreement shall not be supplemented, amended or modified in any manner whatsoever (including by course of dealing or of performance or usage of trade) except in writing signed by the Parties.

         7.02 Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign this Agreement or any rights herein without the prior written consent of the other Party, which may be withheld for any or no reason.

         7.03  Texas Deceptive Trade Practices - Consumer Protection Act.

                 (a) DuPont and Conoco have each assessed their respective rights, liabilities, and obligations under the Texas Deceptive Trade Practices
- Consumer Protection Act as set out in Texas Business & Commerce Code Annotated Section 17.41 et seq. (Vernon's) as interpreted by applicable case law (the "Act"). DuPont and Conoco each agree that the Act does not apply to either DuPont or Conoco because neither DuPont nor Conoco qualifies as a "Consumer" under Section 17.45(4) of the Act. However, in the event that either DuPont or Conoco is found to be



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a consumer under the Act, each of them waive their rights under the Act pursuant to Section 7.03(b) below. In this regard, DuPont and Conoco each represent to one another that (i) neither of them is in a significantly disparate bargaining position and (ii) each of them is represented by legal counsel in seeking or acquiring the goods or services.

                 (b) WAIVER OF CONSUMER RIGHTS. EACH OF DUPONT AND CONOCO WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. EACH OF DUPONT AND CONOCO, AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, VOLUNTARILY CONSENTS TO THIS WAIVER.

         7.04 Notices. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served,
(a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subsection (c) below; or (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses (i.e., the Primary Coordinators and to the respective Service Coordinators as identified in the applicable Appendix) or to such other address as the Party to be notified shall have specified to the other Party in accordance with this section:

         If to DuPont:

                 E. I. du Pont de Nemours and Company
                 1007 Market Street
                 Wilmington, Delaware 19898, USA
                 Attention:
                 Fax Number:

         If to Conoco:

                 Conoco Inc.
                 600 North Dairy Ashford
                 Houston, TX  77079
                 Attention:
                 Fax Number:

         7.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.



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         7.06  Headings.  The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Articles or Sections in which they appear or to which they relate.

         7.07 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions. Notwithstanding the foregoing, if the portion of this Agreement which is declared invalid has the effect of reducing the compensation due hereunder or preventing the reimbursement of the costs and expenditures described in Section 2.01(b) above, Service Provider, at its sole discretion, may terminate this Agreement by providing thirty (30) days written notice to Service Receiver.

         7.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         7.09 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the Parties and their respective subsidiaries and affiliates, as the case my be, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

         7.10 Reservation of Rights. Either Party's waiver of any of its rights or remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other rights or remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party's rights to any remedies due to a future breach, whether of a similar or different nature. The failure or delay of a Party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that Party may exercise that right at any time. Any single or partial exercise of any particular right by Service Provider shall not exhaust the same or constitute a waiver of any other right.

         7.11 Force Majeure. Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection riot, invasion, strike or lockout; provided, however, that such Party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such Party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, either Party may terminate this Agreement by providing written notice to the other Party.


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         7.12  Relationship of the Parties.  It is expressly understood and agreed that in rendering the Transitional Services hereunder, Service Provider is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of the other Party).

         7.13 Setoff. Subject to 2.03, if Service Receiver fails to pay any amount owing to Service Provider when due, Service Provider is hereby authorized at any time from time to time, without notice to Service Receiver (any such notice being expressly waived by Service Receiver), to set off and apply (or cause any affiliate of Service Provider to set off and apply) any and all amounts at any time held and any indebtedness at any time owing by Service Provider or such affiliate to or for the credit of the account of Service Receiver, against any or all of such amounts, and any amount due under this Agreement, any promissory note or otherwise, irrespective of whether or not Service Provider shall have made any demand and although such obligations may be unmatured. The rights stated in this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Service Provider may have.

         7.14 Conflict. In case of conflict between the terms and conditions of this Agreement and any Appendix, the terms and conditions of such Appendix shall control and govern as it relates to the Transitional Service to which those terms and conditions apply.

         7.15 Entire Agreement. All understandings, representations, warranties and agreements, if any, heretofore existing between the Parties regarding the Transitional Services are merged into this Agreement, including the Appendices attached hereto, which fully and completely express the agreement of the Parties with respect to the subject matter hereof. The Parties have entered into this Agreement after adequate investigation with neither Party relying upon any statement or representation not contained in this Agreement, or Appendices attached hereto.

         7.16 Language. This Agreement is executed in the English language, and any interpretation or construction of this Agreement shall be based solely on the English language official text.

         7.17 Waiver of Jury Trial and Consent to Jurisdiction. EACH PARTY HEREBY (a) WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY MATTER OR RIGHT ARISING UNDER THIS AGREEMENT OR RELATING TO THE TRANSITIONAL SERVICES, (b) CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS



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ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSITIONAL SERVICES SHALL
BE LITIGATED IN ANY SUCH COURT, AND (c) WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDINGS IN ANY SUCH COURT.

                                   ARTICLE 8
                              MONITORING COMMITTEE

         8.01 Establishment. Both Primary Coordinators of the Parties shall constitute the Monitoring Committee.

         8.02 Purpose. The purpose of the Monitoring Committee is to review the implementation of this Agreement and to use all reasonable efforts to resolve issues in an effort to ensure the smooth and efficient operation of this Agreement.

         8.03 Frequency of Meetings. The Monitoring Committee shall meet once a month or as necessary throughout the duration of this Agreement (other than where the Parties agree that such a periodic meeting is not necessary) and as otherwise reasonably requested by either Party.

         8.04 Meeting Procedure. The Monitoring Committee shall keep minutes of its meetings and develop a reasonable procedure if needed.

                                   ARTICLE 9
                               DISPUTE RESOLUTION

         9.01  Alternative Dispute Resolution

                 (a) The Parties understand and appreciate that their mutual interests will be best served by effecting a rapid and fair resolution of any claims or disputes which may arise out of this Agreement or from any dispute concerning this Agreement's terms. Therefore, each Party agrees, to use its best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end each Party agrees to develop and follow a process for presenting, rapidly assessing, and settling claims and other disputes on a fair and equitable basis.

                 (b) If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to Section 9.01(a), the Parties agree to refer the matter to the Monitoring Committee which shall meet and attempt to resolve the dispute within fifteen (15) days from the date the dispute was brought before its attention.

                 (c) If any dispute or claim arising under this Agreement cannot be resolved by the Monitoring Committee pursuant to Section 9.01(b), the Parties agree to refer the matter to a panel consisting of one (1) senior executive from each Party for review and resolution. The senior executive shall not have been directly involved in the claim or dispute. A copy of the Agreement terms, relevant facts, areas of disagreement and a concise summary of basis of each



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side's contention will be provided to both executives who shall review the same, and attempt to reach a mutual resolution of the issue. The senior executives shall meet and resolve the dispute within thirty (30) days of their appointment.

         IN WITNESS WHEREOF, the parties hereto have caused this Transitional Services Agreement to be executed the day and year first above written.

                                  E. I. DU PONT DE NEMOURS AND COMPANY

                                  By:
                                     ------------------------------------------

                                  Title:
                                        ---------------------------------------

                                  CONOCO INC.

                                  By:
                                     ------------------------------------------

                                  Title:
                                        ---------------------------------------



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